DC-353673.10
                       IN THE UNITED STATES DISTRICT COURT
                      FOR THE EASTERN DISTRICT OF NEW YORK


UNITED STATES OF AMERICA,                 )
                                          )
                                          )
            Plaintiff,                    )
                                          )
                                          )
      v.                                  )     Civil No. CV 00 1872
                                          )
DELTA FUNDING CORPORATION, and            )
DELTA FINANCIAL CORPORATION               )
                                          )
            Defendants.                   )
                                          )
                                          )
------------------------------------------


                         SETTLEMENT AGREEMENT AND ORDER


      The United States of America, through the United States Department of Justice and on behalf of the Secretary of Housing and Urban Development and the Federal Trade Commission, and Delta Funding Corporation ("Delta Funding") and Delta Financial Corporation (except where otherwise noted, both defendants are collectively referred to as "Delta" or "the lender") have agreed to enter into this Settlement Agreement simultaneously with the filing of the United States of America's Complaint (the "Complaint") alleging that Delta has violated the Fair Housing Act (42 U.S.C. ss.ss. 3601-3619)("FHA"), The Equal Credit Opportunity Act (15 U.S.C. ss.ss. 1691-1691f) and its implementIng Regulation B (12 C.F.R.
Part 202) (collectively, "ECOA"), the Home Ownership and Equity Protection Act of 1994 (15 U.S.C. ss. 1639) and its implementinG Regulation Z (12 C.F.R. ss.ss.
226.31 - 226.32) (collectively, "HOEPA"), and The Real Estate Settlement Procedures Act of 1974 (12 U.S.C. ss. 2601 - 2617) anD its implementing Regulation X (24 C.F.R. Part 3500) (collectively, "RESPA"), all as amended. This Settlement Agreement resolves fully all claims in the United States' Complaint.

                                       1

I.    INTRODUCTION

      This case is brought by the United States to vindicate the rights of persons whom the United States claims were injured by alleged violations of the fair lending, fair housing and consumer protection laws and regulations, as set forth above. The Complaint alleges that Delta is engaged in the business of making subprime home mortgage loans; that a large part of its business is concentrated in the minority residential areas of Kings and Queens Counties, New York; that the majority of its loans are refinancing loans for the purpose of debt consolidation; that the majority of its borrowers in these counties are presented to Delta by mortgage brokers; that brokers submitting loans to Delta charge up to 10% of the loan amount as a "broker fee," unless state law provides for a lower amount; and that, during the period January 1996 through December 1998, approximately 17.5 percent of Delta's loans in Kings and Queens Counties, New York were high fee loans covered by HOEPA.

      The United States alleges that Delta violated ECOA and FHA by approving and funding loans with disparate broker fees that resulted in African American female borrowers being charged more on average than white male borrowers were charged and that the higher prices charged to African American females were not based on differences in risk of repayment. The United States does not claim that Delta discriminated in charging borrowers disparate fees that were set by Delta, but rather in acceding to the discretionary prices that were charged by mortgage brokers for the loans made by Delta.

      The United States alleges that Delta violated RESPA because it contends that in certain cases the fees received by mortgage brokers were not for services actually performed or were higher than an amount reasonably related to the value of goods and facilities provided and services performed, and, as such, constituted illegal payments for the referral of mortgage loan business or unearned fees.

      The United States alleges that Delta Funding violated HOEPA because it contends that Delta made certain loans based on borrowers' equity in their homes rather than the borrowers' ability to repay the obligation, and included prohibited prepayment and increased interest rate default provisions in certain HOEPA loan documents.

                                       2

      The allegations of the Complaint concern the period January 1996 through December 1998, during which Delta made more than 5,000 home mortgage loans to borrowers in Kings and Queens Counties, New York. Delta conducts its home mortgage lending business in more than 20 states other than New York, but almost half of its lending is in that state.

      Delta denies all allegations in the United States' Complaint and that any of its actions have constituted violations of the ECOA, FHA, RESPA, HOEPA or any other fair housing, fair lending or consumer protection law. In particular, Delta disputes the validity of the statistical analyses the United States relied upon as the principal basis for its ECOA and FHA claims, because Delta's own analyses did not reveal statistically significant differences in the prices paid by borrowers in protected classes. Delta further maintains that the United States' theories of liability regarding loans brought to it by mortgage brokers are legally insupportable, because, inter alia, they seek to hold a lender responsible for the conduct of independent third parties.

      Delta disputes the United States' RESPA claims, and maintains that the broker compensation at issue in the Complaint was reasonably related to the value of the goods, facilities and services provided by brokers in similar transactions in similar markets.

      Delta also disputes the United States' HOEPA claims, and contends that it underwrites all of its loans, including loans covered by HOEPA, based on the borrower's ability to repay, and does not contract for or charge prohibited prepayment penalties or default interest on HOEPA loans.

      Although Delta disputes each of the United States' allegations, it is nevertheless committed to furthering the spirit of fair lending and other consumer credit laws by going beyond what Delta believes is required under applicable law to remedy the violations alleged in the Complaint.

II.   RESOLUTION OF THE DISPUTE

      The parties have agreed that in order to avoid costly litigation, this controversy should be resolved voluntarily, and that the terms of this Settlement Agreement shall govern Delta's practices in all geographic areas in which Delta makes loans. The parties have also agreed that

                                       3

there should be no evidentiary hearing, trial or other adjudication on the merits, and that entry of this Settlement Agreement is not to be construed as an admission by Delta of the validity of the claims asserted against it.

      Now therefore, on the basis of the foregoing representations of the United States and Delta, Delta, its officials, and employees, as well as their successors, collectively referred to as "Delta", are hereby ORDERED as follows:

III.   GENERAL PROVISIONS

A. Delta is prohibited from engaging in any act or practice that discriminates on the basis of sex, race, or color in the pricing of mortgage loans as prohibited by FHA and ECOA, including but not limited to approving and funding loans for which minorities and females pay more than similarly situated whites or males.

B. Delta is prohibited from violating Section 8 of RESPA and Section 3500.14 of its implementing regulations, and agrees to conduct its dealings with mortgage loan brokers in a manner consistent with HUD's Statement of Policy 1999-1 Regarding Lender Payments to Mortgage Brokers (64 Fed. Reg.
10080, March 1, 1999).

C. Delta Funding is further prohibited from violating HOEPA (15 U.S.C. ss. 1639), and Sections 226.31 and 226.32 of Regulation Z, 12 C.F.R. ss.ss.
226.31 and 226.32, by:

1. engaging in a pattern or practice of extending credit to borrowers based on the borrowers' collateral rather than considering the borrowers' current or expected income, debt or employment status to determine whether the borrowers are able to make the scheduled payments to repay the obligations, in violation of Section 129(h) of HOEPA, 15 U.S.C.ss.1639(h), and Section 226.32(e)(1) of Regulation Z, 12 C.F.R.ss.226.32(e)(1);

2. including in a HOEPA mortgage loan a prohibited prepayment penalty provision, in violation of Section 129(c) of HOEPA, 15 U.S.C. ss. 1639(c),

                                       4

     and Section 226.32(d)(6) of Regulation Z, 12 C.F.R. ss.  226.32(d)(6);  and

3. including in a HOEPA loan a default provision calling for increased interest rate after default, in violation of Section 129(d) of HOEPA, 15 U.S.C. ss. 1639(d), and Section 226.32(d)(4) of Regulation Z, 12 C.F.R. ss. 226.32(d)(4).

IV. REQUIRED POLICIES AND PRACTICES CONCERNING DELTA'S BUSINESS DEALINGS WITH MORTGAGE BROKERS

     A.    COMPLIANCE WITH THIS SETTLEMENT AGREEMENT

      To promote the objectives of ECOA, FHA, RESPA AND HOEPA in connection with its wholesale lending operations, Delta shall conduct its business with mortgage brokers as follows:

1. With respect to fair lending, Delta shall:

     a. adhere to the FHA and ECOA in all aspects of the credit process including pricing of mortgage loans;

     b. reject the broker's proposal or make a counteroffer when it believes the broker's proposed compensation and costs are not permitted under the fair lending laws; and

     c.    maintain loan underwriting  standards designed to ensure   that  loan
           applicants  will be  placed  at the  correct   credit risk level on a
           non-discriminatory basis.

2.   With  respect  to  real  estate  settlement  procedures,   and   consistent
     with HUD's Statement of Policy 1999-1 Delta shall:

     a. only fund loans where it reasonably believes the compensation to the mortgage broker is made in exchange for services actually performed and goods and facilities actually furnished by the broker and the broker's total compensation is reasonably related to the services performed and the goods and facilities provided by the broker;

     b. operate on the understanding that (i) payments to mortgage brokers by Delta for referral of business are not permissible

                                       5

           and (ii) referral fees are not payments for goods, facilities or services;

     c. where necessary to arrive at an overall mortgage broker compensation that is reasonably related to the services performed or the goods and facilities provided by the mortgage broker, reduce or eliminate its yield spread premiums or other back-end fees, propose a reduction in the mortgage broker's front-end charges or take other action. Delta shall decline to fund the loan if the overall mortgage broker compensation is not reasonably related to the services performed or the goods and facilities provided by the mortgage broker;

     d.    refrain from providing,  in exchange for the  referral  of  business,
           those   settlement   services  for   which  the  mortgage brokers are
           receiving compensation; and

     e. modify all its existing agreements with mortgage brokers within 60 days of the date of this Settlement Agreement to contain, and ensure that all future agreements with mortgage brokers contain, a provision that the mortgage brokers will make timely disclosures to borrowers concerning the broker's services and compensation, to the extent required by state law, and, within 60 days of the date of this Settlement Agreement, Delta shall provide further disclosure, in the form of ATTACHMENT A hereto (the "Broker Information Disclosure") to each borrower from whom Delta receives a loan application. Delta shall provide the Broker
           Information Disclosure no later than three business days after the loan application is received by Delta.

3.   With respect to loans covered by HOEPA proposed by brokers, Delta shall:

     a. reject the broker's proposal when it believes the broker's proffered documentation of the borrower's income is insufficient to support the amount of income claimed;

     b. maintain loan underwriting standards designed to ensure that extensions of credit are based on the borrower's repayment ability including the borrower's current and expected income, current obligations, and employment; and

     c.    maintain loan underwriting procedures designed  to ensure   that  any
           borrower's   income  will  be  verified  and documented  to establish
           a  reasonable  basis to believe such income exists.

                                       6

B.    NOTICE TO MORTGAGE BROKERS  CONCERNING  COMPLIANCE WITH THIS SETTLEMENT
      AGREEMENT

1. Within 60 days of the date of this Settlement Agreement, Delta shall notify each mortgage broker with which it does business of the compliance requirements set forth in paragraph IV.A, and shall revise the materials it provides to all brokers to include the following statements:

     a. "The Fair Housing Act and the Equal Credit Opportunity Act apply to all aspects of the credit process including the pricing of mortgage loans;"

     b.    "It  is  unlawful  to  make   differing   initial  price   quotations
           on the basis of the loan applicant's race, national origin, sex, or age;"

     c. "The Real Estate Settlement Procedures Act prohibits compensation to a mortgage broker unless the compensation is in exchange for services actually performed and goods and facilities actually furnished by the broker, and the mortgage broker's total compensation is reasonably related to the value of the services performed and the goods and facilities furnished by the broker;" and

     d. The Home Ownership and Equity Protection Act of 1994 prohibits the making of non-purchase money mortgage loans that have total points and fees that exceed eight percent of the total loan amount without regard to the borrower's ability to repay. Accordingly, all loans subject to HOEPA must be supported by credible documentation that the borrower is able to repay the loan.

2.   In  addition,  Delta    shall  offer  all  wholesale  brokers  with whom it
     does mortgage  loan   business  the   opportunity   to  undergo    training
     similar to the training described in Section VII.

V.    MONETARY COMPENSATION

      On September 17, 1999, the Superintendent of Banks of New York State ("NYSBD") and Delta entered into a Remediation Agreement resolving NYSBD's allegations that its examination of Delta's lending practices revealed violations of the FHA, ECOA, RESPA and HOEPA

                                       7

and Section 296-a of the New York Executive Law. The settlement includes a $7,250,000.00 "Remediation Fund" by Delta and an "Amelioration Fund" consisting of 525,000 unregistered shares of common stock ("Stock") of Delta Financial Corporation. The "Remediation Fund" and the proceeds from the sale of the Stock in the "Amelioration Fund" shall be used to compensate borrowers identified by the NYSBD and the federal agencies.

      One of the purposes of the Remediation Fund is to compensate New York State borrowers, including residents of minority areas and African American females identified by the Department of Justice and the NYSBD, who obtained home mortgage loans from Delta between October 1, 1995 and September 17, 1999 and who allegedly paid more for their loans than the average borrower who was a resident of non-minority areas or the average non-minority borrower, and New York State borrowers with respect to whom the NYSBD alleges Delta violated HOEPA or RESPA. Compensation will be in the form of reductions to monthly mortgage payments on a going forward basis as set forth in the September 17, 1999 Remediation Agreement executed by the NYSBD and Delta.

      The "Amelioration Fund" will be used to provide monetary restitution to borrowers who were allegedly harmed by Delta's alleged fair lending, RESPA, and/or HOEPA violations, as identified by the Department of Justice and the NYSBD. Restitution must be paid to all eligible New York State borrowers before restitution is made to borrowers outside New York State. Any borrower to whom compensation is awarded from the Remediation Fund or Amelioration Fund shall be required, prior to receiving any such compensation, to sign a general release.

VI.   MONITORING AND COMPLIANCE SYSTEM

     A. Within forty-five days of the date of this Settlement Agreement, Delta shall submit to the federal agencies for review and approval a new monitoring and compliance system designed to ensure uniform application of underwriting criteria and appropriate payment of mortgage broker fees. If the federal agencies do not otherwise notify Delta in writing within forty-five days after their receipt of the new monitoring and compliance system, it shall be deemed approved.

B. The monitoring and compliance system shall include:


                                       8

          1. Development and implementation of policies and guidelines designed to ensure that the underwriting of mortgage loans is made in compliance with law. Such guidelines shall be incorporated into Delta's lending policy;

          2.      Development  and  implementation  of a  system    designed  t
                  accurately record data related to the charging of broker fees on mortgage loans underwritten, closed and funded by Delta, including the dollar and percentage amount of the broker fee charged, the amount and type of loan, documentation of any pricing exceptions, information about the borrower as required by the Home Mortgage Disclosure Act ("HMDA"), the name of the loan officer, and the name of the mortgage broker;

          3. Development and implementation of a comprehensive system designed to permit detailed periodic monitoring of mortgage origination pricing practices to ensure that flexible pricing does not result in discrimination and that mortgage broker compensation is in exchange for and is reasonably related to the services, goods, and facilities provided by the broker.

          4. The development and implementation of a system designed to identify all borrowers whose loans are subject to the requirements of HOEPA and permit detailed and ongoing monitoring of file documentation that such borrowers are able to repay their loans.

          5. The designation of managers, including senior-level managers, to serve as compliance officers and to monitor compliance with the foregoing compliance system; and

          6. The development and implementation of a disciplinary policy for employees who violate the required policies and practices described in this Settlement Agreement.

                                       9

VII.  EDUCATION OF DELTA EMPLOYEES

     A. Within forty-five days from the effective date of this Settlement Agreement, Delta shall amend its existing Fair Lending Training Program to include the elements set forth below, and shall submit the amended training program ("Amended Training Program") to the federal agencies for review and approval. If the federal agencies do not otherwise notify Delta in writing within forty-five days after their receipt of the Amended Training Program, it shall be deemed approved. Such Amended Training Program shall include:

     1.    A detailed  discussion  of the  purpose  of, and  the    prohibitions
           contained in HOEPA, ECOA, FHA, and RESPA;

     2. A detailed discussion of liability for violations of HOEPA, ECOA, FHA, and RESPA;

     3. A certification form to be completed by each officer and employee attending the training program; and

     4.    A  schedule   pursuant to which the training program and supplemental
           training programs will be offered.

     B. Within sixty days following the approval of the Amended Training Program by the federal agencies, all Delta officers and employees whose job responsibilities include contact with consumers or mortgage brokers concerning mortgage loan applications, the pricing of mortgage loans or the monitoring of mortgage pricing shall attend the Amended Training Program.

     C. All new Delta officers and employees whose job responsibilities include contact with consumers or mortgage brokers concerning mortgage loan applications, the pricing of mortgage loans or the monitoring of mortgage pricing shall attend the Amended Training Program within forty-five days of their employment with Delta.

     D. All Delta officers and employees attending the Amended Training  Program
shall   execute  a  certification   form   stating   that  the   individual  has
attended the  Amended  Training

                                       10

     Program, that the individual understands Delta's policies regarding non-discrimination in the origination and underwriting of mortgage loans, that the individual understands Delta's disciplinary policies with respect to originating and underwriting mortgage loans and compliance with HOEPA, ECOA, FHA, and RESPA, and that the individual understands that failure to comply with such laws may subject the individual and/or Delta to sanctions.

     E. Delta shall comply with the training provisions described above in all states in which it does business; provided, however, that in states other than New York, Delta shall not be required to provide training in connection with laws that apply only in New York.

VIII. RECORDKEEPING AND REPORTING REQUIREMENTS

     A. For a period of three years from the date of this Settlement Agreement, Delta agrees to retain all loan application files submitted for mortgage loans, all loan-related documents and notices relevant to any pricing decisions, and all documents related to compliance and monitoring as set forth in Section
VI, above. During this period, upon reasonable notice from the Civil Rights Division of the United States Department of Justice ("DOJ"), Delta shall make individual mortgage loan application files and related records available for inspection or copying by the DOJ.

     B. Delta agrees that it will periodically review its lending operations for compliance with the RESPA, FHA and ECOA.

     C. For a period of three years from the date of this Settlement Agreement, Delta shall report its compliance with this Settlement Agreement to the
DOJ semi-annually, beginning with the period ending September 30, 2000, within forty-five days after the end of each half-year period.1 Each such report shall include:

                                        11

          1.    A report on Delta's fair lending pricing requirements; and

          2. A description of corrective actions taken by Delta to comply with this Settlement Agreement.

IX.   ADMINISTRATION OF SETTLEMENT AGREEMENT; MISCELLANEOUS

     A. The Court shall retain jurisdiction for the purpose of enforcing the terms of this Settlement Agreement for a period of three years from the date it is entered by the Court, at which time this Settlement Agreement shall terminate. The Settlement Agreement shall be binding on Delta and any of its employees, representatives, officers, heirs, assigns, subsidiaries, or successors in interest.

     B. The parties to this Settlement Agreement shall endeavor in good faith to resolve informally any differences regarding interpretation of and compliance with this Settlement Agreement prior to bringing such matters to the Court for resolution. Furthermore, the United States shall not bring any matter involving compliance with this Agreement to the Court for resolution unless it reasonably believes that Delta has materially violated the provisions of this Settlement Agreement. This Settlement Agreement may be modified by written consent of Delta and the federal agencies. Any such modification may be submitted to the Court for approval, and shall be deemed effective immediately upon execution by the parties until such time, if any, that the Court indicates a lack of such approval.

     C. For purposes of measuring time periods, the "date of" this Settlement Agreement shall be deemed to be the date of its entry by the Court.

     D. Each party to this Settlement Agreement will bear its own costs.

     E. This Settlement Agreement, when fully executed and performed by Delta to the reasonable satisfaction of the federal agencies, will resolve all the issues between Delta and its affiliates (including, without limitation, Delta Financial Corporation), and the United States respecting the subject matter of the United States' Complaint.

                                       12

     F. The entry into this Settlement Agreement shall not be deemed or construed to be an admission of, or evidence of, any violation of any statute, law or regulation or of any liability or wrongdoing or of the truth of any of the claims or allegations of the United States, and may not be used against Delta in any other action o proceeding. The United States Agreement shall not be considered by the Unites States as a violation of any federal or state law prohibiting discrimination.

     G. Any requirement, responsibility, or obligation imposed on Delta by this Agreement which is based upon statute, regulation, or Statement of Policy shall bind Delta only to the extent that the applicable portion of that authority remains in force and effect.

     H. This Agreement may be executed in  multiple counterparts,  each of which
shall    be deemed a duplicate original.

     I. Nothing in this  Agreement is  intended to confer or   limit  any right,
remedy, obligation or liability upon any person or entity other than the parties hereto and their respective successors.

                                       13


It is so ORDERED this 5th day of April, 2000.


/S/ CHARLES SIFTON                _
United States District Judge

The undersigned apply for and consent to the entry of this Order:

For the United States:

                                      JANET RENO
                                      ATTORNEY GENERAL


                                      BILL LANN LEE
                                      ACTING ASSISTANT ATTORNEY GENERAL
LORETTA E. LYNCH
UNITED STATES ATTORNEY                ----------------------------------
                                      /S/ JOAN A. MAGAGNA
                                      ALEXANDER C. ROSS
----------------------                VALERIE O'BRIAN
MARLA TEPPER (MT7529)                 Attorneys
Assistant U.S. Attorney               Housing and Civil Enforcement Section
1 PIERREPONT PLAZA, 16th Floor        Civil Rights Division U.S. Department of
Brooklyn, NY  11201                   Justice
                                      P.O. Box 65998
                                      Washington, DC 20035



GAIL W. LASTER
General Counsel

------------------------------
/S/ PETER S.                          For Delta Funding Corporation
RACE                                  and Delta Financial Corporation:
PETER S. RACE
Assistant General Counsel
KENNETH MARKISON                       /S/ THOMAS J.  NOTO
Assistant General Counsel             ----------------------------------
U.S. Department of Housing            THOMAS J. NOTO (TN-9279)
  and Urban Development


                                      /S/ MELANIE L. HIBBS
                                      ---------------------------------
                                      MELANIE L. HIBBS (MH-0154)
                                      EUGENE R. LICKER (EL-0334)
                                      Kirkpatrick & Lockhart LLP
                                      1800 Massachusetts Avenue, N.W
                                      Washington, DC  20036-1800
 /S/ MICHELLE CHUA                    (202) 778-9000
---------------------------
DAVID MEDINE
Associate Director for
Financial Practices
MICHELLE CHUA
Attorney
Federal Trade Commission
600 Pennsylvania Avenue, N.W.
Washington, DC  20580

                                                                    ATTACHMENT A
                            DELTA FUNDING CORPORATION
                               1000 WOODBURY ROAD
                               WOODBURY, NY 11797
                                  800-225-5335


                          BROKER INFORMATION DISCLOSURE

Date:

File:

Dear Customer:

The purpose of this disclosure is to provide you with an estimate of the fee you will be paying to your Mortgage Broker in connection with your loan. This disclosure does NOT include all fees you will pay for this loan. For that information please refer to the Good Faith Estimate of settlement costs that you already have or soon will receive, and the HUD-1 form that will be given to you at closing. The HUD-1 will show the final charges for broker and other fees.

Please read this information carefully so that you make an informed choice. You are entitled to a copy of this disclosure. Signing this disclosure does not obligate you to obtain the mortgage loan described below, nor does it constitute a mortgage loan approval.

We have received your application for a mortgage loan from (NAME OF MORTGAGE BROKER) .

1) The Mortgage Broker is expected to charge a total of $_________ for arranging a mortgage loan of $_______ at a proposed interest rate of ___%. This amount is made of:


      a) $__________ paid by you to the Broker as a percentage of the loan; and

            $__________ in additional amounts paid by you to the Broker as noted on the Good Faith Estimate. These amounts will be paid from the proceeds of your loan and/or directly out of your pocket; and

      b) $__________ paid to the Broker by Delta Funding Corp. which increases your interest rate on the loan;



IF ANY PORTION OF THE BROKER FEE DESCRIBED ABOVE IS PAID FROM THE PROCEEDS OF THE LOAN, YOU WILL BE OBLIGATED TO REPAY THIS AMOUNT WITH INTEREST OVER THE TERM OF THE LOAN.

If you would rather pay a lower interest rate on your loan, you may be able to pay higher upfront fees. If you pay less upfront, you may pay a higher interest rate. If you have any questions about the different options available to you, your mortgage broker and/or Delta will be glad to discuss them with you.

2) The Broker's Fee described above is payable only if the loan is approved and accepted by you.

Please sign and return one copy in the enclosed envelope. Keep the other copy for your files.


  ---------------------------------          --------------------
             (SIGNATURE)                            (DATE)


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1 All notices, correspondence,  reports, or documents required to be provided to the United States shall be mailed to the following address:

Chief, Housing and Civil Enforcement Section
Civil Rights Division
U.S. Department of Justice
P.O. Box 65998
Washington, D.C. 20035